99.906 CERT

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies in his capacity as Treasurer and President, respectively, of COLORADO BONDSHARES- A TAX-EXEMPT FUND (the “Fund”), that:

(a)	The Form N-CSR of the Fund for the period ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund.

SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO COLORADO BONDSHARES-A TAX-EXEMPT FUND AND WILL BE RETAINED BY THE TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

Colorado BondShares — A Tax-Exempt Fund

Date:	December 10, 2007

/s/ Andrew B. Shaffer

Andrew B. Shaffer
President & Treasurer